SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02.   Departure of Directors or Certain Officers:  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Bonuses

On December 15, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) approved the distribution of a cash bonus to the executive officers of the Company for their services rendered in fiscal 2017.

For 2017, the cash bonus for each executive is based on a multiple of that executive’s salary and consists of two components: a Company-wide performance component which accounts for 80% of the bonus; and an individual performance component which accounts for 20% of the bonus. The Company-wide performance component is based on achievement of a revenue target and a non-GAAP earnings per share target, which are weighted 70% and 30%, respectively.   The individual performance component is based on achievement of individual objectives. The Company-wide performance targets and the individual performance objectives were selected from a list of performance incentive objectives contained in the 2013 Equity Incentive Plan approved by the Company’s stockholders.

If the Company achieves 100% of the Company-wide performance targets and the executive achieves 100% of his or her individual performance objectives, the executive will be entitled to receive 100% of his or her target bonus. Achievement of 80% of both the Company-wide performance targets and the individual objectives (“threshold”) would result in a bonus equal to 50% of the target bonus, and achievement of 120% of the Company-wide performance targets and 100% of the individual objectives (“maximum”) would result in a bonus of 200% of the target bonus. Achievement of less than 80% of both the Company-wide performance targets and the individual objectives would result in the payment of no bonus, and achievement of more than 120% would not result in the payment of a bonus of more than 200% of the target bonus. Performance between the threshold and target, and between the target and maximum, would result in a prorated bonus.

The Committee estimated the bonus to which each executive officer was entitled for fiscal 2017, based on the Committee’s current estimate of the performance of the Company for fiscal 2017 and the Committee’s assessment of each executive’s achievement of his or her strategic initiatives.   The Committee approved the payment of 80% of the awards in December 2017, with the remaining 20% payable upon confirmation of the performance of the Company in fiscal 2017.  The Committee approved the payment of cash bonuses to the following named executive officers of the Company:

1The column “Amount Paid” lists actual amounts authorized by the Committee for payment on or before December 31, 2017, which equals 80% of the awarded amounts listed in the column “Amount Awarded” in the table above.

Once the final performance of the Company is confirmed, the remaining unpaid amount is expected to be paid in the first quarter of fiscal 2018.  The confirmation of the Company’s performance will be based on the actual performance of the Company as reported on its audited financial statements for fiscal 2017, all subject to further adjustment(s) in the discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: December 18, 2017	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer